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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  December 2, 1997



                        WALKER INTERACTIVE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



     0-19872                                           95-2862954
(Commission File No.)                        (IRS Employer Identification No.)


                               303 SECOND STREET
                        SAN FRANCISCO, CALIFORNIA  94107
             (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (415) 495-8811



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     The Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, related to Walker Interactive Systems, Inc., a Delaware corporation ("Walker"), and Walker's acquisition of Revere, Inc., a Delaware corporation ("Revere"), that may involve substantial risks and uncertainties. These uncertainties include risks relating to the integration of Walker and Revere. Actual results and developments therefore may differ materially from those described or incorporated by reference in this report. For more information about Walker and risks arising when investing in Walker, you are directed to Walker's most recent reports on Form 10-K and Form 10-Q and recent registration statement on Form S-3 related to the transaction described below, as filed with the Securities and Exchange Commission (the "Commission").

     On December 2, 1997, Copper Acquisition Corporation, a Delaware corporation ("Merger Sub"), was merged with and into Revere, pursuant to an Agreement and Plan of Merger and Reorganization dated as of October 29, 1997 (the "Agreement"), among Walker, Merger Sub and Revere. The terms of the Agreement were determined through arms' length negotiations between Walker and Revere.

     The merger of Merger Sub with and into Revere (the "Merger") became effective at the time of the filing of a Certificate of Merger with the Delaware Secretary of State on December 2, 1997 (the "Effective Time"). At the Effective
Time: (a) Merger Sub ceased to exist; (b) Revere, as the surviving corporation in the Merger, became a wholly-owned subsidiary of Walker; and (c) Walker issued approximately 634,000 shares of its Common Stock in exchange for the shares of Revere capital stock outstanding immediately prior to the Effective Time and the stock options of Revere outstanding on the Effective Time. The Agreement also provides for an earnout that can increase the purchase price by up to an additional $2 million if the Revere business achieves certain revenue objectives between the Effective Time and the end of 1998. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase. The foregoing discussion regarding the Agreement and the Merger is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2, and which is hereby incorporated by reference.

     Revere is a high-end computerized maintenance management systems provider.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (c)   Exhibits

Exhibit No.   Description

2 Agreement and Plan of Merger and Reorganization dated as of October 29, 1997, among Walker Interactive Systems, Inc., a Delaware corporation, Copper Acquisition Sub, Inc., a Delaware corporation and Revere, Inc., a Delaware corporation, with Exhibit A only. (Omitted exhibits shall be furnished to the Commission upon request).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WALKER INTERACTIVE SYSTEMS, INC.


Dated:  December 10, 1997           By: /s/ Barbara M. Hubbard
                                       ---------------------------------
                                       Barbara M. Hubbard
                                       Vice President, Corporate Controller

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